COMMON UNIT PURCHASE AGREEMENT

among

REGENCY ENERGY PARTNERS LP

and

NEUBERGER BERMAN, LLC

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of July 25, 2008 (this “Agreement”), is by and between REGENCY ENERGY PARTNERS LP, a Delaware limited partnership (“Regency”), and Neuberger Berman, LLC (“Neuberger”), acting in its capacity as investment advisor for certain clients on behalf of those clients for whom Neuberger is purchasing the Common Units (as defined below) (the “Purchaser”).

WHEREAS, Regency has filed with the Commission (as defined below), pursuant to the Securities Act (as defined below) and the rules and regulations adopted by the Commission thereunder, the Registration Statement (as defined below) relating to the offer and sale from time to time of up to $691,322,449 aggregate initial offering price of common units representing limited partner interests in Regency (“Common Units”) and certain other Regency securities, and such Registration Statement has become effective; and

WHEREAS, Regency desires to sell to the Purchaser, and the Purchaser desires to purchase from Regency, certain of those Common Units, in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Basic Documents” means, collectively, this Agreement, the Partnership Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Class D Units” means the Class D units representing limited partner interests in Regency and any Common Units into which such Class D Units convert.

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning set forth in the recitals.

“Delaware LLC Act” shall have the meaning specified in Section 3.02.

“Delaware LP Act” shall have the meaning specified in Section 3.02.

“Effective Date” shall have the meaning specified in Section 3.03.

“Effective Time” shall have the meaning specified in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means Regency GP LP, a Delaware limited partnership, and includes Regency GP LLC, a Delaware limited liability company and the general partner of Regency GP LP.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to Regency means a Governmental Authority having jurisdiction over Regency, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 5.03.

“Indemnifying Party” shall have the meaning specified in Section 5.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind.

“LTIP” shall have the meaning specified in Section 3.02(b).

“NASDAQ” means the NASDAQ Global Select Market.

“Neuberger” means Neuberger Berman, LLC, acting as investment advisor for certain clients on behalf of those clients for whom Neuberger is purchasing the Common Units.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Regency, dated February 15, 2006, as amended from time to time.

“Partnership Securities” means any class or series of equity interest in Regency (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Regency), including without limitation Common Units, Subordinated Units, Class D Units and the Incentive Distribution Rights (as defined in the Partnership Agreement).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” shall have the meaning specified in Section 3.03.

“Purchase Price” means the $23,590,000 paid by the Purchaser for the Purchased Units; provided that if the Closing occurs after the record date of the distribution to Regency unitholders with respect to the quarter ended June 30, 2008, the Purchase Price will be reduced by an amount per Purchased Unit equal to such distribution.

“Purchased Units” means the 1,000,000 common units purchased by the Purchaser.

“Purchaser Related Parties” shall have the meaning specified in Section 5.01.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Regency” has the meaning set forth in the introductory paragraph.

“Regency Credit Facility” means the Fourth Amended and Restated Credit Agreement, dated as of August 15, 2006, as amended as of the date hereof and from time to time, by and among Regency and the lenders named therein, as amended as of the date hereof.

“Regency Financial Statements” shall have the meaning specified in Section 3.04.

“Regency Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations, affairs or prospects of Regency and its Subsidiaries taken as a whole; (b) the ability of Regency and its Subsidiaries taken as a whole to carry on their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c) the ability of Regency to consummate the transactions under any Basic Document; provided, however, that a Regency Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the

Regency Parties operate, except to the extent that the Regency Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon Regency and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“Regency Parties” means Regency, the General Partner and all of Regency’s Subsidiaries.

“Regency Related Parties” shall have the meaning specified in Section 5.02.

“Regency SEC Documents” shall have the meaning specified in Section 3.04.

“Registration Statement” shall have the meaning specified in Section 3.03.

“Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Rules and Regulations” shall have the meaning specified in Section 3.03.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Transfer” shall have the meaning specified in Section 4.06.

Section 1.02                                 Accounting Procedures and Interpretation.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Regency Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01                                 Sale and Purchase.  Subject to the terms and conditions hereof, Regency hereby agrees to issue and sell to the Purchaser, free and clear of any and all Liens, and the Purchaser hereby agrees to purchase from Regency, the Purchased Units, and the Purchaser agrees to pay Regency the Purchase Price.

Section 2.02                                 Closing.  Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at 9:00 a.m., Central Daylight Time, on August 1, 2008 at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Houston, Texas 77002, or at such other time and date not later than five (5) full Business Days thereafter as Regency and the Purchaser may agree (the “Closing Date”).  The parties agree that the Closing may occur via delivery of facsimiles of this Agreement and cross-receipts; provided, that originals of such documents are sent via overnight delivery to be received by the other party (or designee of such other party) on the first business day immediately following the Closing Date.

Section 2.03                                 Conditions to Closing.

(a)           Mutual Conditions.  The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)                 no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(ii)                 there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b)The Purchaser’s Conditions.  The respective obligation of the Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part with respect to its Purchased Units, to the extent permitted by applicable Law):

(i)                 since the date of this Agreement, no Regency Material Adverse Effect shall have occurred and be continuing;

(ii)                 no notice of delisting shall have been received by Regency;

                (iii)                the representations and warranties of Regency contained in this Agreement that are qualified by materiality or Regency Material Adverse Effect shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iv)                 Regency shall have delivered, or caused to be delivered, to the Purchaser at the Closing, Regency’s closing deliveries described in Section 2.04.

(c)    Regency’s Conditions.  The obligation of Regency to consummate the sale of the Purchased Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the following condition (which may be waived by Regency in writing, in whole or in part, to the extent permitted by applicable Law): the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

Section 2.04    Regency Deliveries.  At the Closing, subject to the terms and conditions hereof, Regency will deliver, or cause to be delivered, to the Purchaser:

(a)           The Purchased Units by electronic delivery to The Depository Trust Company on Purchaser’s behalf, registered in such name(s) as Purchaser has designated;

(b)           Copies of (i) the Certificate of Limited Partnership of Regency, (ii) the Certificate of Limited Partnership of Regency GP LP and (iii) the Certificate of Formation of Regency GP LLC, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

(c)           A certificate of the Secretary of State of the State of Delaware, dated a recent date, that Regency is in good standing;

(d)           A cross-receipt executed by Regency and delivered to the Purchaser certifying that it has received the Purchase Price as of the Closing Date;

(e)           An opinion addressed to the Purchaser from legal counsel to Regency , dated as of the Closing Date, in the form and substance attached hereto as Exhibit A;

(f)           A copy of the final prospectus supplement relating to the Purchased Units and the offering thereof, including the accompanying base prospectus, substantially in the form that will be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed;

(g)           A certificate of the Secretary or Assistant Secretary of Regency GP, LLC, on behalf of Regency, certifying as to and attaching (1) the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and (3) its incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers; and

(h)           A certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of Regency GP, LLC, in their capacities as such, stating that:

(i)                 Regency has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Regency on or prior to the Closing Date;

(ii)                 The representations and warranties of Regency contained in this Agreement that are qualified by materiality or Regency Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

Section 2.05    The Purchaser’s Deliveries.  At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to Regency:

(a)           Payment to Regency of the Purchase Price by wire transfer of immediately available funds to an account designated by Regency in writing at least two Business Days prior to the Closing Date; and

(b)           A cross-receipt executed by the Purchaser and delivered to Regency certifying that it has received its respective Purchased Units as of the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND COVENANTS

RELATED TO REGENCY

Regency represents and warrants to and covenants to the Purchaser as follows:

Section 3.01    Partnership Existence.  Regency (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Regency Material Adverse Effect.  Each of Regency’s Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Regency Material Adverse Effect.  None of Regency nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Regency, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of Regency, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents.  Each of Regency and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Regency Material Adverse Effect.

Section 3.02    Capitalization and Valid Issuance of Purchased Units

(a)           As of the date of this Agreement, prior to the issuance and sale of the Purchased Units, as contemplated hereby, the issued and outstanding limited partner interests of Regency consist of 45,724,516 Common Units, 19,103,896 Subordinated Units, 7,276,506 Class D Units and the Incentive Distribution Rights (as defined in the Partnership Agreement).  The only issued and outstanding general partner interests of Regency are the interests of the General Partner described in the Partnership Agreement.  All outstanding Common Units, Subordinated Units, Class D Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(b)           Other than the Regency GP LLC Long-Term Incentive Plan (the “LTIP”), Regency has no equity compensation plans that contemplate the issuance of partnership interests of Regency (or securities convertible into or exchangeable for partnership interests of Regency).  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Regency unitholders may vote are issued or outstanding.  Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement or as are provided in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Regency or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Regency or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Regency or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Regency or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Regency or any of its Subsidiaries is a party with respect to the voting of the equity interests of Regency or any of its Subsidiaries.

(c)           (i) All of the issued and outstanding equity interests of each of Regency’s Subsidiaries (except for Edwards Lime Gathering LLC, of which Regency owns approximately 60% of the member interests) are owned, directly or indirectly, by Regency free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Regency Credit Facility), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Regency’s Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability

Company Act (the “Delaware LLC Act”) and Article 5.09 of the Texas Limited Liability Company Act) and free of preemptive rights and (ii) except as disclosed in the Regency SEC Documents, neither Regency nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d)           The Purchased Units being purchased by the Purchaser acting as investment advisor for certain clients on behalf of those clients for whom the Purchaser is purchasing the Purchased Units hereunder and the limited partner interests represented thereby will be duly authorized by Regency pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and  17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser.

(e)           The Common Units are listed on the NASDAQ, and Regency has not received any notice of delisting.  As of the date hereof, a “Notification Form: Listing of Additional Shares” and supporting documentation, if required, related to the Purchased Units has been filed with the NASDAQ.

Section 3.03    Registration Statement and Prospectus.  A registration statement on Form S-3 (File No. 333-141809) pursuant to which to the Purchased Units will be offered has (i) been prepared by Regency in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto, if any, have been delivered by Regency to the Purchaser.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time; and “Prospectus” means the final prospectus supplement relating to the Purchased Units and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed.  Reference made herein to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Prospectus, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of Regency filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Prospectus.

Section 3.04    Regency SEC Documents.  Regency has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents together with the Registration Statement, collectively the “Regency SEC Documents”).  The Regency SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Regency Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Regency SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the Regency Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) in the case of the Regency Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Regency and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  KPMG LLP is an independent, registered public accounting firm with respect to Regency and the General Partner and has not resigned or been dismissed as independent public accountants of Regency or the General Partner as a result of or in connection with any disagreement with Regency on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.05    No Material Adverse Change.  Except as set forth in or contemplated by the Regency SEC Documents filed with the Commission on or prior to the date hereof, since the date of Regency’s most recent Form 10-K filing with the Commission, Regency and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a Regency Material Adverse Effect, (b) acquisition or disposition of any material asset by Regency or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Regency SEC Documents, or (c) material change in Regency’s accounting principles, practices or methods.

Section 3.06    Litigation.  Except as set forth in the Regency SEC Documents, there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Regency’s knowledge, contemplated or threatened against or affecting any of the Regency Parties or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the right of Regency to enter into this Agreement or to consummate the transactions contemplated hereby or (b) (individually or in the aggregate) would be reasonably likely to result in a Regency Material Adverse Effect.

Section 3.07    No Conflicts; Compliance with Laws.  The execution, delivery and performance by Regency of the Basic Documents and compliance by Regency with the terms and provisions hereof and thereof, and the issuance and sale by Regency of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchaser contained herein and their compliance with the covenants contained herein, violate any provision of any Law or Permit having applicability to Regency or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the certificate of limited partnership or other organizational documents of Regency, or the Partnership Agreement, or any organizational documents of any of Regency’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which Regency or any of its Subsidiaries is a party or by which Regency or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Regency or any of its Subsidiaries, except in the case of clause (b) where any such conflict, violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.07 would not be, individually or in the aggregate, reasonably likely to result in a Regency Material Adverse Effect.

Section 3.08    Authority, Enforceability.  Regency has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents, and the execution, delivery and performance by Regency of the Basic Documents has been duly authorized by all necessary action on the part of the General Partner; and the Basic Documents constitute the legal, valid and binding obligations of Regency, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law.  No approval from the holders of the Common Units, Subordinated Units or the Class D Units is required in connection with Regency’s issuance and sale of the Purchased Units to the Purchaser.

Section 3.09    Approvals.  Except for the approvals that have already been obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Regency of any of the Basic Documents, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Regency Material Adverse Effect.

Section 3.10    MLP Status.  Regency has, for each taxable year beginning after December 31, 2005, during which Regency was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

Section 3.11    Investment Company Status.  Regency is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12    Certain Fees.  No fees or commissions are or will be payable by Regency to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  Regency agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Regency or alleged to have been incurred by Regency in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.13    No Side Agreements.  There are no agreements by, among or between Regency or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.14    Insurance.  Regency and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.  Regency does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.15    Internal Accounting Controls.  Regency and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Regency is not aware of any failures of such internal accounting controls.

Section 3.16    Listing and Maintenance Requirements.  The issuance and sale of the Purchased Units does not contravene NASDAQ rules and regulations.

Section 3.17    Confidential Information.  To the knowledge of Regency, none of its employees or executive officers has disclosed material non-public information (other than the fact that Regency was contemplating a private financing) to any prospective investor who has not entered into a confidentiality or non-disclosure agreement between such prospective investor and Regency relating to such information.

Section 3.18    Further Agreements of Regency.  Regency shall prepare the final prospectus supplement relating to the Purchased Units and the offering thereof in a form approved by the Purchaser and file such final prospectus supplement and the accompanying base prospectus, which together constitute the Prospectus, pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

OF THE PURCHASER

The Purchaser hereby represents and warrants and covenants to Regency that:

Section 4.01    Existence.  The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02    Authorization, Enforceability.  The Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Purchaser is required. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03    No Breach.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.04    Certain Fees.  No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  The Purchaser agrees that it will indemnify and hold harmless Regency from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05    No Side Agreements.  There are no other agreements by, among or between the Purchaser and any of its Affiliates, on the one hand, and Regency or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents, and there are no promises or inducements for future transactions between or among any of such parties.

Section 4.06    Short Selling.  The Purchaser has not entered into any short sales of the Common Units owned by it between the time it first began discussion with Regency about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap shall not be considered a short sale of Common Units).

Section 4.07    Regency Information. The Purchaser acknowledges and agrees that Regency has provided or made available to the Purchaser (through EDGAR, Regency’s web site or otherwise) the Registration Statement and all other Regency SEC Documents, as well as all press releases issued by Regency through the date of this Agreement.

ARTICLE V

INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01    Indemnification by Regency.  Regency agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Regency contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty.

Section 5.02    Indemnification by the Purchasers.  The Purchaser agrees to indemnify Regency, the General Partners and their respective Representatives (collectively, “Regency Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty, provided, however, that the liability of each Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.

Section 5.03    Indemnification Procedure.  Promptly after any Regency Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.

ARTICLE VI

MISCELLANEOUS

Section 6.01    Interpretation and Survival of Provisions.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Regency has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Regency unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.

Section 6.02    Survival of Provisions.  The representations and warranties set forth in Sections 3.02, 3.08, 3.09, 3.11, 3.12, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Regency or the Purchaser.  The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment or repurchase thereof.  All indemnification obligations of Regency and the Purchasers and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.

Section 6.03    No Waiver; Modifications in Writing.

(a)           Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)           Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Section 13.1 thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Regency from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Regency in any case shall entitle Regency to any other or further notice or demand in similar or other circumstances.

Section 6.04    Binding Effect; Assignment.

(a)           Binding Effect.  This Agreement shall be binding upon Regency, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)           Assignment of Rights.  All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of Regency.  No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of Regency.

Section 6.05     Non-Disclosure.  Other than the Form 8-Ks to be filed in connection with this Agreement, Regency, the General Partner, their respective Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, the Purchaser, any Purchaser or any of their Affiliates only after providing the Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 6.05 shall delay any required filing or other disclosure with the Commission, NASDAQ or any Governmental Authority or otherwise hinder Regency, the General Partner, their respective Subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NASDAQ or other Governmental Authority.

Section 6.06    Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)           If to the Purchaser:

Joseph Herlihy
Neuberger Berman, LLC
605 Third Avenue
New York, NY 10158

with a copy to:
Brad Cetron, Senior Vice President
Neuberger Berman, LLC
605 Third Avenue
New York, NY 10158

(b)           If to Regency:

Regency Energy Partners LP
1700 Pacific, Suite 1900
Dallas, Texas 75201
Attention: Dan Fleckman, Executive Vice President
Facsimile: (214) 750-1749

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Attention:  Doug McWilliams
Facsimile:  (713) 615-5725
Internet electronic mail:  dmcwilliams@velaw.com

or to such other address as Regency or the Purchaser may designate in writing.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.07    Entire Agreement.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Regency or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.08                                 Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

Section 6.09                                 Waiver of Jury Trial.  Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

Section 6.10                                 Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

REGENCY ENERGY PARTNERS LP
By:            Regency GP LP, its general partner
By:           Regency GP LLC, its general partner

By: /s/ Stephen L. Arata
Name:  Stephen L. Arata
Title:  Executive Vice President and Chief Financial Officer

NEUBERGER BERMAN, LLC,
As investment advisor for certain clients on behalf of whom Neuberger is purchasing these securities

By: /s/ Joseph Herlihy
Name:  Joseph Herlihy
Title:  Managing Director

Exhibit A – Form of Opinion of Regency Counsel

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Unit Purchase Agreement, dated July 24, 2008 (the “Purchase Agreement”), by and among Regency Energy Partners LP (“Regency”) and the purchasers named therein (the “Purchasers”).  Regency shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for Regency, addressed to the Purchasers and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchasers, and the Purchasers, stating that:

(i)           The Purchase Agreement has been duly authorized, executed and delivered by the Partnership.

(ii)           The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose are pending or threatened under the Securities Act; and the Common Units are registered under Section 12 of the Exchange Act.

(iii)           No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the federal law of the United States of America or the laws of the State of Texas is required in connection with the offering, issuance and sale by Regency of the Purchased Units, the execution, delivery and performance of the Purchase Agreement by Regency or the consummation by Regency of the transactions contemplated the Purchase Agreement, except for such consents (i) required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which we do not express any opinion, (ii) that have been obtained or made or (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(iv)           The Registration Statement, at the Effective Time, and the prospectus contained in the Registration Statement, at the Effective Time, appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that in each case we express no opinion with respect to the financial statements and the notes and schedules thereto, and the financial and accounting data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.